EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-258271-01) of Mid-America Apartments, L.P. and in the related Prospectus of our report dated February 9, 2024, with respect to the consolidated financial statements and schedule listed in the Index at Item 15(a)(2) of Mid-America Apartments, L.P., included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Memphis, Tennessee

February 9, 2024